EMPLOYMENT AGREEMENT
                              --------------------

                  EMPLOYMENT AGREEMENT dated as of September 11, 2004, by and among HIRSCH INTERNATIONAL CORP., a Delaware corporation with offices located at 200 Wireless Boulevard, Hauppauge, New York 11788 (the "Company") and PAUL E. GALLAGHER, residing at 97 Wolver Hollow Road, Upper Brookville, New York 11545 (the "Executive").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company is engaged in importing, marketing, manufacturing, and distributing commercial embroidery equipment and related goods and services; and

                  WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to continue to serve in the employ of the Company on a full-time basis for said period upon the terms and conditions hereinafter provided.

                  NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

     1. Employment. The Company, pursuant to the terms and conditions set forth in this Agreement, hereby agrees to continue to employ the Executive, who accepts such continued employment with the Company as its President and Chief Operating Officer and such other positions and duties of a responsible nature as the Company's Board of Directors may from time to time determine and assign to him commensurate with the described offices. During the Term of this Agreement (as defined herein) the Board of Directors shall nominate him to serve as a Director of the Company and, if elected to the Board by the Stockholders, he agrees to continue to serve as a Director during such term, without additional compensation for such service. Effective December 1, 2004, the Executive further agrees to serve as Chief Executive Officer of the Company, upon the terms and conditions hereinafter set forth, if elected to that position upon the anticipated retirement of the Company's present Chief Executive Officer. Throughout the Term, the Executive shall devote all of his business time, attention and energy to his duties and to the business and affairs of the Company and shall not engage, directly or indirectly, in any other business, employment or occupation.

     2. Term. The term of this Agreement shall commence as of the date hereof (the "Commencement Date") and shall terminate on the date immediately preceding the second anniversary date of the Commencement Date (the "Term").

     3. Compensation. As full compensation for all services to be rendered by the Executive to the Company pursuant to the terms of this Agreement, the Executive shall receive the compensation and benefits described in this Section 3.

                    3.1 Executive shall receive a base salary (the "Base Salary") at the rate of (i) Three Hundred Twenty Five Thousand ($325,000.00) Dollars per year during the first year of the Term, and (ii) Three Hundred Fifty Thousand ($350,000.00) Dollars per year during the second year of the Term. The Base Salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

                    3.2 The Executive shall have the right to participate, on the same basis as other executive employees of the Company, in the Company's employee benefit programs, if any, including, without limitation, group life, health, accident and hospitalization insurance programs covering the Executive and his dependents.

                    3.3 The Executive shall be entitled to participate in and receive a bonus under the Company's annual incentive plan for key executive employees, (the "Incentive Plan") as that plan shall be adopted and implemented by the Compensation Committee of the Board of directors from time to time, substantially as described in Appendix A hereto. The Executive's Target Incentive Percentage and Stretch Incentive Percentage under the Incentive Plan shall be 50 percent and 100 percent, respectively, of Base Salary. All such bonuses shall be payable as soon as practicable following the issuance of the independent audit report for the fiscal year.

                    3.4 In light of his anticipated election as Chief Executive Officer of the Company, upon the execution of this Agreement the Company shall grant to Executive an option to purchase One Hundred and Fifty Thousand
                         (150,000) shares of its Class A common stock pursuant to the Company's 1993 Stock Option Plan. The Stock
                         Option Agreement shall be in form and substance comparable to the Stock Option most recently granted by the Company to the Executive, provided, however, that the Option shall be exercisable on or after December 31, 2004 with respect to one half of the underlying shares and on or after December 31, 2005 with respect to the other half.

                    3.5 The Company shall deduct from the Executive's Base Salary and any bonus payment which Executive may receive any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

                    3.6 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.

                    3.7 The Executive shall be entitled to continue the full-time use of his current Company vehicle, until its current automobile lease expires. Thereafter, for the duration of the Term of this Agreement the Company will reimburse Executive for his actual expenses (including auto insurance premiums, maintenance and repair expenses), not to exceed $1,250 per month, plus a gasoline allowance of $200 per month, incurred in operating an automobile that has been designated by Executive as his vehicle for use in Company business.

                    3.8  During the Term,  Executive  shall be  entitled to four
                         (4) weeks paid vacation per year to be taken in accordance with Company policy and procedure.

     4. Indemnification. The Company undertakes, to the maximum extent permitted by law, to defend, indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements, arising out of the performance by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

     5. Termination.

                    5.1 Death. If the Executive dies during the Term, he shall be entitled to receive his Base Salary through the end of the month during which death occurs plus a pro rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year.

                    5.2 Disability. The Company may terminate the employment of the Executive by reason of disability by giving notice of such termination as of the end of any month after the Executive becomes disabled. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive has been substantially unable to perform his duties for three (3) consecutive months or six (6) months in any nine (9) month period, as determined in good faith by a majority of the members of the Board of Directors (excluding the Executive), based upon such medical or other evidence as the Board may deem sufficient,. In the event of such termination for disability, the Executive shall be entitled to receive his Base Salary through the end of the month during which disability occurs plus a pro rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year.

                    5.3 Involuntary Termination. The Company shall have the right to terminate employment of the Executive for "Cause" if one or more of the following acts shall occur:

                           (a)  Executive  shall have committed a material
breach of any of the provisions or covenants of this Agreement;

                           (b) Executive shall have committed an act of gross
negligence in the performance of his duties or obligations hereunder, or, without proper cause, the willing refusal or habitual neglect of his employment duties or obligations under this Agreement;

                           (c) Executive shall have committed a material act of
willful misconduct, dishonesty or breach of trust which directly or shall indirectly cause the Company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense; or

                           (d) Executive shall have been convicted of, or shall
have plead guilty or nolo contendere to, a felony
(unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law).

The Company may terminate the employment of Executive for Cause by delivering notice (the "Termination Notice") of such intention to Executive, describing with reasonable detail the events or the acts or omissions of the Executive constituting the basis for termination. Provided, however, with respect to any act or omission set forth in clauses (a) and (b) of this Section 5.3, upon the reasonable request of the Executive such termination shall not be effective until thirty (30) days following the Termination Notice, during which time the Executive shall have an opportunity to cure or remedy such act or omission. If the company terminates the employment of the executive for Cause the Executive shall be entitled to receive only his Base Salary through the end of the month in which the Termination Notice is effective.

                    5.4 Severance Payments. In addition to the amounts described above in this Section 5, if termination of employment shall occur as a result of one of the following listed events, the Company shall pay the Executive severance payments ("Severance Payments"), in the amounts described below:

                           (a) this Agreement is terminated prior to the
expiration of its Term due to Executive's death or disability as set forth in Sections 5.1 and 5.2, respectively, above;

                           (b) the Company commits a material breach of the
provisions of this Agreement and fails to cure or remedy such breach within thirty (30) days following its receipt of written notice thereof given by the Executive (at the end of which time this Agreement shall be deemed terminated); or

                           (c) prior to or concurrent with the expiration of the
Term, the Company fails to offer Executive employment with the Company as Chief Executive Officer or Chief Operating Officer on substantially the same terms and conditions as are set forth in this Agreement.

The Severance Payments shall be computed and payable as follows:

     (w) The Executive shall continue to receive regular payments of Base Salary for a period of six (6) months following termination (the "Severance Payment Period"), as if termination had not occurred; and

     (x) Following the close of the fiscal year in which termination occurs, provided Executive has not violated the provisions of Sections 6 and 7, the Company shall pay to Executive a pro rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year; provided, however, that

     (y) The Company may suspend or terminate the Severance
Payments if Executive should be in default of his obligations set forth in Sections 6.1 and 6.2 below.

During the Severance Period the Executive shall continue to participate in the Company's health, accident and hospitalization insurance programs covering the Executive and his dependents.

                    5.5 Resignation by Executive. Notwithstanding anything contained herein to the contrary, Executive shall have the right to terminate this Agreement at any time, for any reason and for no reason, upon thirty (30) days prior written notice to the Company. Upon such termination, the Company shall pay to Executive the Base Salary earned by Executive through the date of termination. Thereafter, with the specific exception of the obligations set forth in Sections 6 and 7 below, neither Executive nor the Company shall have any further obligations hereunder; provided, however, that following the close of the fiscal year in which termination occurs, if Executive has not violated the provisions of Sections 6 and 7, the Company shall pay to Executive a pro rata portion, based upon his period of service to the Company, of the amount, if any, he would have been entitled to receive under the Incentive Plan if his employment had continued until the end of the fiscal year.

     6. Restrictive Covenants.

                    6.1 Confidential Information; Covenant not to Disclose. The Executive covenants and undertakes that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation, or business organization (other than the Company or its affiliates, if any), or use for his own account any customer lists, trade secrets, or any secret or any confidential information of any kind used by the Company during his employment by the Company, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that he shall retain such knowledge and information which he has acquired or shall acquire and develop during his employment respecting such customer lists, trade secrets, and secret or confidential information in trust for the sole benefit of the Company, its successors and assigns.

                    6.2  Covenant Not to Compete; Non-Interference.

                    6.2.1The Executive  covenants and  undertakes  that,  during the period of his employment hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company or its affiliates, if any) engaged in the business of distributing, manufacturing or assembling embroidery equipment or software for the embroidery industry or providing retail embroidery services (a "Similar Business")
                         except in the course of his employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2% of the issued and outstanding shares, or in the case of bonds or other securities, 2% of the aggregate principal amount thereof issued and outstanding.

                    6.2.2The Executive  covenants and undertakes that during the period of his employment hereunder and for a period of one (1) year thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier or customer of the Company.

                    6.2.3If any  provision  of this  Article  6.2 is held by any court of  competent  jurisdiction  to be  unenforceable
                         because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent the court modifies the scope, duration or area of applicability of such provision to make it enforceable.

     7. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 6 of this Agreement by the Executive , either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

     8. Compliance with Other Agreements. The Executive represents and warrants to the Company that the execution of this Agreement by him and the performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

     9. Employment Security Provisions.

                    9.1 Payments in the Event of Change of Control. If a "Change of Control" should occur during the Term of this Agreement and if, within six months after the change of control event occurs, (i) the employment of Executive with the Company is terminated by the Company for any reason other than those described in Sections 5.1, 5.2 or 5.3, above; or (ii) the Executive terminates his employment with the Company for Good Reason, as defined below, all of the following provisions shall apply:

                    (a) The Company shall pay Executive for a period of one year following the termination of employment (the "Payment Period"), an annual amount equal to the Executive's Base Salary. Payments of Base Salary shall be made during the Payment Period in substantially equal monthly or other installments of the same frequency as the payments of salary being made to the Executive at the date of the Change of Control, and shall commence as soon as practicable after the date of termination of Executive's employment.

                    (b) Executive shall continue to be covered by, and receive any and all benefits accrued or provided under, any health and dental plan, disability plan, survivor income plan and life insurance plan or other benefit plan maintained by the Company in which Executive was participating immediately prior to the date of termination, as if Executive continued to be an employee of the Company. The amount, form and time of payment of such benefits shall be determined by the terms of such plans. However, if participation in any one or more of such welfare or benefit plans is not possible under the terms thereof, the Company shall provide the Executive with substantially identical benefits. Such coverage shall cease if and when the Executive obtains employment with another employer during the Payment Period, and becomes eligible for coverage under a substantially similar plan provided by the new employer.

                    (c) If upon the date of termination of Executive's employment, Executive shall hold any stock options under any stock option plan of the Company, as such plans may be amended and in effect from time to time, all such stock options shall continue to be valid and in full force and effect and shall become immediately vested and exercisable.

                    (d) During the Payment Period, Executive shall not be entitled to reimbursement for fringe benefits other than as provided in this Agreement, nor shall Executive be entitled to receive any payments or other compensation attributable to vacation periods that would have been earned had Executive's employment continued during the Payment Period.

                    9.2 Definitions applicable to Change of Control. The following definitions, in addition to the definitions appearing elsewhere in this Agreement, shall apply to this Article 9:

                    (a) "Change of Control" shall be deemed to occur on the happening of any of the following events: (i) a sale of substantially all of the assets of the Company to an entity that is not controlled by the Company or by any persons or entities that immediately preceding such event owned, directly or indirectly, individually or in combination, 25% or more of the voting stock of the Company including any securities owned by affiliates of the Company; (ii) the complete liquidation of the Company; (iii) the merger, reorganization or consolidation of the Company with or into one or more entities, the result of which is that the Company shall cease to exist as an independent entity, unless the surviving entity is controlled by the Company or by any persons or entities that immediately preceding such event owned, directly or indirectly, individually or in combination, 25% or more of the voting stock of the Company including any securities owned by affiliates of the Company; (iv) a change in the actual or beneficial ownership of the Company's stock so that Mr. Henry
                         Arnberg no longer possesses sufficient voting power, directly or indirectly, to elect a majority of its Board of Directors; or (v) a change in the membership of the Board of Directors of the Company during the Term of this Agreement, as a result of which the persons who were directors on November 1, 2004 shall cease to constitute at least a majority of the Board, unless the election of each director who was not a director on the Commencement Date shall have been approved in advance by at least a majority of the directors then in office who were directors on the Commencement Date.

                    (b) "Good Reason" shall exist if: (i) there is a significant reduction in the nature or the scope of Executive's authority, (ii) there is a reduction in Executive's Base Salary, or (iii) there is a change in the actual or beneficial ownership of the Company's stock so that Mr. Henry Arnberg no longer possesses sufficient voting power, directly or indirectly, to elect a majority of its Board of Directors.

                    9.3 Limitation on Benefits. If any payment or distribution to be made pursuant to this Section 9 (the "Payments"), is deemed to be an "Excess Parachute Payment" under
                         Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, therefore, nondeductible by the Company, the Payments shall be reduced (but not below zero) to the amount, which, in total, maximizes the aggregate present value of Payments without causing any Payment to be an Excess Parachute Payment.

          The Company shall promptly give the Executive written notice of any determination that a Payment would be deemed an Excess Parachute
          Payment, and shall provide a detailed calculation thereof. The Executive may then elect, in his sole discretion, which and how much of the Payments, or any other amounts due him from the Company, shall be eliminated or reduced to avoid the payment of an Excess Parachute Payment. If the Executive does not advise the company of his election within 14 days of his receipt of such notice, the Company may determine which and how much of the Payments shall be eliminated or reduced, in accordance with this Section 9.3, and shall notify the Executive promptly of such determination.

          Because of uncertainty in the application of Section 280G of the Code, it is possible that the Company will have made Payments that should not have been made (an "Overpayment") or that Payments not made by the Company could have been made (an "Underpayment"). If the Internal Revenue Service shall assess a deficiency against the Company, based upon a reasonable determination that an Overpayment has been made, such Overpayment shall be treated as a loan to the Executive. Upon demand of the Company, the Executive shall repay such amount, together with interest at the applicable Federal rate (as provided in Section 7872(f)(2) of the Code). If a determination is made that an Underpayment has occurred, the Company shall promptly pay such Underpayment to or for the benefit of the Executive, together with interest at such applicable Federal rate.

          All determinations required under this Paragraph shall be made by the Company's independent auditors and shall be binding upon the Company and the Executive. The initial determination shall be made within 30 days following the Executive's termination of employment, and the Company shall commence payments to or for the benefit of the Executive as soon as practicable following such determination and the elections described above.

     10. Miscellaneous.

                    10.1 Notices.  Any  notice or other  communication  to a
                         party under this Agreement shall be in writing,
                         and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other:

                  If to the Company:
                           Hirsch International Corp.
                           200 Wireless Boulevard
                           Hauppauge, New York 11788
                           Attn: Mr. Henry Arnberg, Chairman of the Board, and Ms. Beverly Eichel, CFO


                  With a copy to:
                           Ruskin Moscou Faltischek, P.C.
                           190 EAB Plaza
                           East Tower, 15th Floor
                           Uniondale, New York  11556
                           Attn:  Adam P. Silvers, Esq.

                  If to the Executive:
                           Mr. Paul E. Gallagher
                           97 Wolver Hollow Road
                           Upper Brookville, New York 11545

                  With a copy to:
                           Berkowitz, Trager & Trager LLC
                           275 Madison Avenue 36th Floor
                           New York, New York 10016
                           Attn:  Steven T. Gersh, Esq.

                    10.2 Benefit.  This  Agreement  shall be binding upon and
                         inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

                    10.3 Validity.  The invalidity or unenforceability of any
                         provisions hereof shall in no way affect the validity or enforceability of any other provision.

                    10.4 Entire  Agreement.  The Agreement  constitutes  the
                         entire Agreement between the parties, and supersedes all existing agreements between them. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in Article 6 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

                    10.5 New  York Law to  Govern.  This  Agreement  shall be
                         governed by, construed and interpreted in accordance with the laws of the State of New York., without regard to its conflicts of laws principles.

                    10.6 Corporate Action. The execution and delivery of this
                         Agreement by the Company has been authorized and approved by all requisite corporate action.

                    10.7 Waiver of Breach.  The  failure of a party to insist
                         on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

                    10.8 Counterparts.  This Agreement may be executed in one
                         or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    10.9 Paragraph Headings.  Paragraph headings are inserted
                         herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

HIRSCH INTERNATIONAL CORP.





By:
_______________________________________

Henry Arnberg, Chief Executive Officer




______________________________________
Paul Gallagher

                                   APPENDIX A

                           HIRSCH INTERNATIONAL CORP.

                Annual Incentive Plan for Key Executive EMPLOYEES

         Following is a description of the Hirsch International Corp, Annual Incentive Plan for Key Executive Employees (the "Incentive Plan").

         As of the beginning of each fiscal year of the Company, Commencing with the fiscal year ended January 31, 2005, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), in consultation with the Chief Executive Officer ("CEO") of the Company will establish, a list of key executive employees who will participate in the Incentive Plan for that year, together with a Target Bonus and Stretch Bonus Percentage for each participant. The Compensation Committee in consultation with the CEO will also set three annual goals for the Company's Pre-tax Profit (as defined below), the achievement of which will entitle the participants in the Incentive Plan to receive bonus payments. The amount of any such bonus payments paid to Executive will be determined based on the extent to which the Company achieves or exceeds the Pre-tax Profit goals established for the fiscal year. The three levels of Pre-tax Profit and the percentage of Base Salary payable with respect to each are as follows:

     (a) "Minimum Profit Level"--the minimum profit level that must be achieved prior to the awarding of any bonus and that must be maintained after the payment of all bonuses under the plan.

     (b) "Target Profit Level"--the profit level that must be achieved in order for each participant to receive a bonus equal to his or her Target Incentive Percentage of Base Salary.

     (c) "Stretch Profit Level"--the profit level that must be achieved or exceeded in order for each participant to receive a bonus equal to his or her Stretch Incentive Percentage of Base Salary.,

         If Pre-tax Profit is greater than the Minimum Level but less than the Target Level, or greater than the Target Level but less than the Stretch Level, all bonuses paid under the plan shall be reduced pro-rata to reflect the proportional amount by which the Target Level or Stretch Level was not achieved. The computation of such pro-rata reductions shall be made by the Compensation Committee, in its sole discretion, in a manner that it deems fair and equitable to all participants and such computations shall be final and binding.

         For purposes hereof, the Company's "Pre-tax Profit" shall be the Company's income from operations (i) before the payment of income taxes as set forth in the Company's audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, (ii) after the accrual for the payment of all executive bonuses, and (iii) except to the extent otherwise agreed to by the Compensation Committee, excluding (x) all unusual or non-recurring items, and (y) the reversal of any prior year reserves (unless such the establishment of such reserves resulted in loss of bonuses in the year of their establishment). All bonus payments due hereunder shall be made as soon as practicable following completion of the applicable fiscal year of the Company.